Exhibit No. 8.01

[Letterhead of Henderson & Lyman]

February 28, 2005

The Beacon Financial Futures Fund, L.P.

c/o Beacon Management Corporation (USA)

116 Village Boulevard, Suite 210

Princeton, New Jersey 08540

Re:	The Beacon Financial Futures Fund, L.P. Units of Limited Partnership Interest

Ladies and Gentlemen:

We have acted as your counsel in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of Amendment No. 8 to the Registration Statement on Form S-1 on or about the date hereof, as the same may be supplemented or amended from time to time (the “Registration Statement”) relating to Units of Limited Partnership Interest (“Units”) of The Beacon Financial Futures Fund, L.P. (the “Partnership”), a limited Partnership organized under the Delaware Revised Uniform Limited Partnership Act. We have reviewed such data, documents, questions of law and fact and other matters as we have deemed pertinent for the purpose of rendering this opinion. Based upon the foregoing, we hereby confirm our opinion expressed under the caption “Material Federal Income Tax Considerations” in the Prospectus (the “Prospectus”) constituting a part of the Registration Statement that the Partnership will be taxed as a partnership for federal income tax purposes. We also advise you that in our opinion, the description set forth under the caption “Material Federal Income Tax Considerations” in the Prospectus correctly describes (subject to the uncertainties referred to therein) the material considerations of the federal income tax treatment to a United States individual taxpayer, as of the date hereof, of an investment in the Partnership. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ HENDERSON & LYMAN

Chicago, Illinois